Exhibit 99.(h)(6)

August 13, 2025

 State Street Bank and Trust Company

 1 Congress Street

 Boston, MA 02114-2016

Attention: Scott Cheshier

Telephone: 360-672-7689

Re: VENERABLE VARIABLE INSURANCE TRUST (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established new series of funds, respectively(the “Funds”) been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 8.5, the Additional Funds provision, of the MASTER ACCOUNTING SERVICES AGREEMENT dated as of November 16, 2023, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned /Trust hereby requests that State Street act as Accounting Agent for the new Funds under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto in connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 8.13 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

VENERABLE VARIABLE INSURANCE TRUST
on behalf of:

Venerable Emerging Markets Equity Fund

Venerable World Equity Fund

Venerable US Small Cap Fund

Venerable International IndeX Fund

Venerable Mid Cap Index Fund

Venerable Small Cap Index Fund

Venerable Bond Index Fund

Venerable Intermediate Corporate Bond Index Fund

Venerable World Conservative Allocation Fund

Venerable World Moderate Allocation Fund

Venerable World Appreciation Allocation Fund

Venerable Conservative Allocation Fund

Venerable Conservative Appreciation Allocation Fund

Venerable Moderate Appreciation Allocation Fund

Venerable Appreciation Allocation Fund

Information Classification: Limited Access

Information Classification: Limited Access

By:	/s/ John Bruggeman
Name:	John Bruggeman
Title:	Assistant Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Cheshier
Name:	Scott Cheshier
Title:	Managing Director	, Duly Authorized

Effective Date:	8/13/2025

Information Classification: Limited Access

Information Classification: Limited Access

EXHIBIT A

Appendix A

Venerable High Yield Fund

Venerable Large Cap Index Fund

Venerable Moderate Allocation Fund

Venerable Strategic Bond Fund

Venerable US Large Cap Core Equity Fund

Venerable US Large Cap Strategic Equity Fund

Venerable Emerging Markets Equity Fund

Venerable World Equity Fund

Venerable US Small Cap Fund

Venerable International Index Fund

Venerable Mid Cap Index Fund

Venerable Small Cap Index Fund

Venerable Bond Index Fund

Venerable Intermediate Corporate Bond Index Fund

Venerable World Conservative Allocation Fund

Venerable World Moderate Allocation Fund

Venerable World Appreciation Allocation Fund

Venerable Conservative Allocation Fund

Venerable Conservative Appreciation Allocation Fund

Venerable Moderate Appreciation Allocation Fund

Venerable Appreciation Allocation Fund

Information Classification: Limited Access

Information Classification: Limited Access